Exhibit 99.1
STONE ENERGY CORPORATION
Announces Rampart Deep Drilling Success
LAFAYETTE, LA. September 5, 2017
Stone Energy Corporation (NYSE: SGY) today announced drilling results from the deep water Rampart Deep well at Mississippi Canyon Block 116. Stone generated the prospect and owns a 40% non-operated working interest in the well.

The Rampart Deep well (the MC 116 #1 well), operated by Deep Gulf Energy III, LLC, encountered approximately 130 net feet of liquids-rich natural gas pay in three primary zones, as interpreted by Stone. In addition to the reserve potential of Rampart Deep, this well also provides critical information that reduces the exploration risk of Stone’s Derbio prospect, which is positioned up-dip from Rampart Deep and located one block to the northwest in Mississippi Canyon Block 72. The completion of the Rampart Deep well will be deferred while the partners analyze the well data, and will be further evaluated in conjunction with future Derbio drilling results. Drilling plans for Derbio will be reviewed with the Rampart Deep partners over the next ninety days. If Derbio is successful, first production from the Rampart Deep/Derbio project is expected by late 2019 and could be a multi-well tie back to the Stone 100% owned Pompano platform.

Interim Chief Executive Officer and President James M. Trimble stated, “The Rampart Deep well is encouraging to Stone as this discovery provides us with potential future reserves as well as important information that should reduce the risk of our other prospects in the area, particularly the Derbio prospect. The discovery at Rampart Deep, along with a success at Derbio, would allow us to further leverage our infrastructure position at our Pompano platform by generating additional production and cash flow with minimal incremental operating cost.”

Working interest partners in the Rampart Deep well are Deep Gulf Energy III, LLC with 30% and entities managed by Ridgewood Energy Corporation (including Riverstone Holdings, LLC and its portfolio company ILX Holdings III, LLC) with 30%. Stone currently holds a 100% working interest in the Derbio prospect, but the Rampart Deep partners may elect into the Derbio well for a 60% total working interest, proportionate to their respective Rampart Deep working interests, with the remaining 40% owned by Stone.

Forward-Looking Statements

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for oil and gas; operating risks; liquidity risks, including risks relating to our bank credit facility and the Company's ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico basin; and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements. Stone assumes no obligation and expressly disclaims any duty to update the information contained herein, except as required by law.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with an additional office in New Orleans. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com